EXHIBIT 99.1

For Immediate Release

FuQi International, Inc. Announces Proposed Initial Public Offering

Shenzhen, People’s Republic of China - May 11, 2007. FuQi International, Inc. (the “Company”) announced today that it intends to file a registration statement with the Securities and Exchange Commission, related to a firm commitment underwritten public offering of its common stock.

The offering is expected to commence during the third quarter of 2007, subject to the Securities and Exchange Commission declaring the registration statement effective and the receipt of all necessary approvals.

The anticipated offering is contingent upon a number of factors and there can be no assurance that the Company will proceed with the offer or sale of any shares. Moreover, neither the number of shares nor the aggregate value of common stock to be sold in the public offering have been determined.

The registration statement has not yet been filed with the Securities and Exchange Commission.

This press release shall not constitute an offer of securities or the solicitation of an offer to purchase securities. Any offer will be made only by the prospectus to be included in the registration statement after it has become effective. This press release is being issued pursuant to and in accordance with Rule 135 under the Securities Act of 1933, as amended.

Media Contacts:

Dexter Fong
Investor Relations
Phone: (408) 476-7139

Frederick Wong
Chief Financial Officer
Phone: (646) 652-6741